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                           DELOITTE & TOUCHE LLP
                              Two Jericho Plaza
                         Jericho, New York  11753-1683


April 18, 1995


Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D. C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A of Aeroflex Incorporated dated March 29, 1995.

Yours truly,

/s/ Deloitte & Touche LLP